                                                                 EXHIBIT 25(C)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                            ------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         A NATIONAL BANKING ASSOCIATION                                         36-0899825
                                                                                (I.R.S. EMPLOYER
                                                                                IDENTIFICATION NUMBER)

         ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                            60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------


                           WACHOVIA CAPITAL TRUST VII
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                               TO BE APPLIED FOR
         (STATE OR OTHER JURISDICTION OF                                        (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                                        IDENTIFICATION NUMBER)


         100 NORTH MAIN STREET
          WINSTON-SALEM, NORTH CAROLINA                                         27101
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)


                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit
                  Insurance Corporation, Washington, D.C., The Board of
                  Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 12th day of March, 1998.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                          --------------------------------
                          John R. Prendiville

                          Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                  March 12, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Wachovia Capital Trust VII and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           THE FIRST NATIONAL BANK OF CHICAGO

                           By      /s/ John R. Prendiville
                                   ------------------------
                                   John R. Prendiville
                                   Vice President

                                   EXHIBIT 7

Legal Title of Bank:               The First National Bank of Chicago       Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0303                                            Page RC-1
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                            DOLLAR AMOUNTS IN                     C400
                                                                                 THOUSANDS            RCFD     BIL MIL THOU
                                                                            -----------------         ----     -------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)................                          0081       4,267,336   1.a.
    b. Interest-bearing balances(2).........................................                          0071       6,893,837   1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)............                          1754               0   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).........                          1773       5,691,722   2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                            1350       6,339,940   3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)...................................................................  RCFD 2122  25,202,984                          4.a.
    b. LESS: Allowance for loan and lease losses............................  RCFD 3123     419,121                          4.b.
    c. LESS: Allocated transfer risk reserve................................  RCFD 3128           0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).................................                          2125      24,783,863   4.d.
5.  Trading assets (from Schedule RD-D).....................................                          3545       6,703,332   5.
6.  Premises and fixed assets (including capitalized leases)................                          2145         743,426   6.
7.  Other real estate owned (from Schedule RC-M)............................                          2150           7,727   7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........................................                          2130         134,959   8.
9.  Customers' liability to this bank on acceptances outstanding............                          2155         644,340   9.
10. Intangible assets (from Schedule RC-M)..................................                          2143         268,501  10.
11. Other assets (from Schedule RC-F).......................................                          2160       2,004,432  11.
12. Total assets (sum of items 1 through 11)................................                          2170      58,483,415  12.


--------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago   Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                    Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           THOUSANDS                      BIL MIL THOU
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).....................................                     RCON 2200     21,756,846       13.a
       (1) Noninterest-bearing(1)...................................... RCON 6631  9,197,227                               13.a.1
       (2) Interest-bearing............................................ RCON 6636    559,619                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).............................. RCFN 2200 14,811,410                               13.b.
       (1) Noninterest bearing......................................... RCFN 6631    332,801                               13.b.1
       (2) Interest-bearing............................................ RCFN 6636 14,478,609                               13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800      4,535,422       14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840         43,763       15.a
    b. Trading Liabilities(from Schedule RC-D).........................                     RCFD 3548      6,523,239       15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less...................                     RCFD 2332      1,360,165       16.a
    b. With a remaining maturity of than one year through three years..                          A547        576,492       16.b
 .   c. With a remaining maturity of more than three years .............                          A548        703,981       16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 RCFD 2920        644,341       18
19. Subordinated notes and debentures (2)..............................                     RCFD 3200      1,700,000       19
20. Other liabilities (from Schedule RC-G).............................                     RCFD 2930      1,322,077       20
21. Total liabilities (sum of items 13 through 20).....................                     RCFD 2948     53,987,736       21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......................                     RCFD 3838              0       23
24. Common stock.......................................................                     RCFD 3230        200,858       24
25. Surplus (exclude all surplus related to preferred stock)...........                     RCFD 3839      2,999,001       25
26. a. Undivided profits and capital reserves..........................                     RCFD 3632      1,273,239       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities......................................................                     RCFD 8434         24,096       26.b.
27. Cumulative foreign currency translation adjustments................                     RCFD 3284         (1,515)      27
28. Total equity capital (sum of items 23 through 27)..................                     RCFD 3210      4,495,679       28
29. Total liabilities and equity capital (sum of items 21 and 28)......                     RCFD 3300     58,483,415       29


Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below
    that best describes the most comprehensive level of auditing work                                       Number
    performed for the bank by independent external auditors as of any
    date during 1996 .................................................                  RCFD 6724 .          N/A        M.1
                                                                                                            -----

1  = Independent audit of the bank conducted in accordance with                         4 =  Directors' examination of the bank
     generally accepted auditing standards by a certified chartering                         performed by other external auditors
     public accounting firm which submits a report on the bank                               (may be required by state chartering
2 =  Independent audit of the bank's parent holding company                                  authority)
     conducted in accordance with generally accepted auditing                           5 =  Review of the bank's financial
     standards by a certified public accounting firm which                                   statements by external auditors
     submits a report on the consolidated holding company                               6 =  Compilation of the bank's financial
     (but not on the bank separately)                                                        statements by external auditors
3  = Directors' examination of the bank conducted in                                    7 =  Other audit procedures (excluding tax
     accordance with generally accepted auditing standards by a certified                    preparation work)
     public accounting firm (may be required by state chartering authority)             8 =  No external audit work


-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.